Filed Pursuant to Rule 424(b)(3)
File No. 333-130276

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED
DECEMBER 12, 2005

This Supplement updates certain aspects of the accompanying Prospectus, dated December 12, 2005, with respect to The Laclede Group Dividend Reinvestment and Stock Purchase Plan (“Plan”) as follows:

CHANGE OF TRANSFER AGENT, REGISTRAR, DIVIDEND DISBURSING AND PLAN AGENT.  Effective October 15, 2007, Computershare Trust Company, N.A. (“Computershare”) will be the successor to UMB Bank, n.a. (“UMB”) as (i) the registrar, transfer agent and dividend disbursing agent for the Company’s Common Stock; and (ii) the Agent for the Plan.  Thus, effective October 15, 2007, all references in the attached Prospectus to UMB shall be deemed to refer to Computershare.  The address and phone number of Computershare to which Company shareholders should address their questions and correspondence regarding stock transfers, dividends, and other transfer matters as well as matters relative to the Plan are:

Computershare Trust Company, N.A.
P. O. Box 43078
Providence, RI  02940-3078
1-800-884-4225

THE DATE OF THIS PROSPECTUS SUPPLEMENT IS OCTOBER 15, 2007